Exhibit 99.1
For immediate release
February 12, 2025

AtriCure Reports Fourth Quarter 2024 and Full Year 2024 Financial Results
•Fourth Quarter 2024 Worldwide revenue of $124.3 million – an increase of 16.6% year over year
•Full Year 2024 Worldwide revenue of $465.3 million – an increase of 16.5% year over year
•Launched cryoSPHERE®+, cryoSPHERE MAX™ and AtriClip® FLEX-Mini™ devices in the United States, and EnCompass® clamp in Europe
MASON, Ohio, February 12, 2025 – AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in surgical treatments and therapies for atrial fibrillation (Afib), left atrial appendage (LAA) management and post-operative pain management, today announced fourth quarter 2024 and full year 2024 financial results.
“2024 was another outstanding year at AtriCure, marked by continued progress on driving growth, improving profitability, and the introduction of several meaningful product launches across our key franchises,” said Michael Carrel, President and Chief Executive Officer at AtriCure. “With the breadth and performance of our business, I am optimistic for the future of AtriCure and look forward to sharing our pipeline and financial outlook at our Analyst and Investor Day in March.”
Fourth Quarter 2024 Financial Results
Revenue for the fourth quarter 2024 was $124.3 million, an increase of 16.6% (an increase of 16.7% on a constant currency basis) over fourth quarter 2023 revenue, reflecting growth across the business globally, partially offset by declines in our U.S. minimally invasive devices. U.S. revenue was $101.6 million, an increase of $12.8 million or 14.4%, compared to fourth quarter 2023 revenue. U.S. revenue growth was driven by sales of our cryoSPHERE® probes for pain management, AtriClip® Flex⋅V® devices in appendage management and the EnCompass® clamp in open ablation. International revenue increased $4.9 million or 27.7% (an increase of 28.1% on a constant currency basis) to $22.7 million, reflecting growth across all franchises and major geographic regions.
Gross profit for the fourth quarter 2024 was $92.6 million compared to $79.8 million for the fourth quarter 2023. Gross margin was 74.5% and 74.9% for the fourth quarters 2024 and 2023, reflecting changes in product and geographic mix, as well as product costs. Loss from operations for the fourth quarter 2024 was $14.5 million, compared to $8.7 million for the fourth quarter 2023, driven by the $12 million payment for the acquisition of in-process research and development (IPR&D) included in research and development expenses. Basic and diluted net loss per share was $0.33 for the fourth quarter 2024, compared to $0.21 for the fourth quarter 2023.
Adjusted EBITDA was positive for the fourth quarter 2024 at $12.7 million, compared to positive $4.8 million for fourth quarter of 2023. Adjusted loss per share for the fourth quarter 2024 was $0.08 compared to $0.21 for the fourth quarter 2023.
Constant currency revenue, adjusted EBITDA and adjusted loss per share are non-GAAP measures. We discuss these non-GAAP measures and provide reconciliations to GAAP measures later in this release.
2024 Financial Results
Revenue for 2024 was $465.3 million, an increase of $66.1 million or 16.5% as reported and on a constant currency basis, compared to 2023 revenue. Across all key product lines, our revenue grew as a result of deepening market penetration, continuing physician adoption and new product launches. U.S. revenue was $382.8 million, an increase of $49.3 million or 14.8%. International revenue was $82.5 million, an increase of $16.8 million or 25.6% as reported and on a constant currency basis. Gross profit for 2024 was $347.5 million compared to $300.4 million for 2023, and gross margin decreased to 74.7% for 2024 compared to 75.2% for 2023.
Loss from operations for 2024 was $40.0 million, compared to $26.7 million for 2023, reflecting increased research and development costs related to new product introductions, clinical trials and acquired IPR&D related to our pulse-field ablation development program. Basic and diluted net loss per share was $0.95 for 2024, compared to $0.66 for 2023.

Adjusted EBITDA was positive $31.1 million for 2024, compared to positive $19.4 million for 2023. The adjusted loss per share for 2024 was $0.67 compared to an adjusted loss per share of $0.75 for 2023.
2025 Financial Guidance
Full year 2025 revenue is projected to be approximately $517 million to $527 million. Management now expects full year 2025 positive adjusted EBITDA of approximately $42 million to $44 million. Full year 2025 adjusted loss per share is expected to be in the range of $0.57 to $0.64. Additionally, management expects modest cash flow generation for the full year 2025.
Conference Call
AtriCure will host a conference call at 4:30 p.m. Eastern Time on Wednesday, February 12, 2025, to discuss its fourth quarter 2024 and full year 2024 financial results. To access the webcast, please visit the Investors page of AtriCure’s corporate website at https://ir.atricure.com/events-and-presentations/events. Participants are encouraged to register more than 15 minutes before the webcast start time. A replay of the presentation will be available for 90 days following the presentation.
About AtriCure
AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 59 million people worldwide. Electrophysiologists, cardiothoracic and thoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator® Synergy™ Ablation System is the first medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip® Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. AtriCure’s Hybrid AF™ Therapy is a minimally invasive procedure that provides a lasting solution for long-standing persistent Afib patients. AtriCure’s cryoICE cryoSPHERE® probes are cleared for temporary ablation of peripheral nerves to block pain, providing pain relief in cardiac and thoracic procedures. For more information, visit AtriCure.com or follow us on X @AtriCure.
Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our estimate of the market for our products; the rate and degree of market acceptance of our products; negative clinical data; competition from existing and new products and procedures, including the development of drugs or catheter-based technologies; our reliance on independent distributors to sell our products; inventory-related charges; the timing of and ability to obtain and maintain regulatory clearances and approvals for our products; impacts of rising healthcare costs; our ability to comply with extensive FDA regulations; the timing of and ability to obtain third party payor reimbursement of procedures utilizing our products; unfavorable publicity; the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make; disruptions to our manufacturing operations; our failure to properly manage growth; disruptions of critical information systems or material breaches in the security of our systems; our ability to manage our intellectual property rights to provide meaningful protection; fluctuation of quarterly financial results; fluctuations in foreign currency exchange rates; reliance on third party manufacturers and suppliers; and litigation, administrative or other proceedings. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 16, 2024. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
Use of Non-GAAP Financial Measures
To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure provides certain non-GAAP financial measures in this release as supplemental financial metrics.
Revenue reported on a constant currency basis is a non-GAAP measure, calculated by applying previous period foreign currency exchange rates to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and investors.

Adjusted EBITDA is calculated as net loss before other income/expense (including interest), income tax expense, depreciation and amortization expense, share-based compensation expense, and non-recurring charges that are not reflective of the operational results of the Company’s core business and may affect comparability of results period-over-period. Non-recurring charges include acquisition costs, acquired in-process research and development (IPR&D) and related milestone payments arising from asset acquisitions, legal settlement costs, impairment of intangible assets and change in fair value of contingent consideration liabilities.
Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Income (Adjusted EBITDA)” later in this release.
Adjusted loss per share is a non-GAAP measure which calculates the net loss per share before non-cash adjustments in fair value of contingent consideration liabilities, acquired IPR&D and related milestone payments arising from asset acquisitions, legal settlement costs, impairment of intangible assets and debt extinguishment. A reconciliation of adjusted loss per share reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Loss Per Share” later in this release.
Due to the nonrecurring nature of the fourth quarter 2024 asset acquisition, the Company has modified the calculation of adjusted EBITDA and adjusted loss per share to exclude acquired IPR&D expense reflecting the upfront cash payment for the exclusive licensing agreement and related future milestone payments. The Company believes it is now appropriate to modify the calculation of adjusted EBITDA and adjusted loss per share to exclude acquired IPR&D and milestone payments because the Company has concluded that such charges are not reflective of the operational results of the Company’s core business.
The non-GAAP financial measures used by AtriCure may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financials measures included in this press release, and not to rely on any single financial measure to evaluate our business.
CONTACTS:
Angie Wirick
AtriCure, Inc.
Chief Financial Officer
(513) 755-5334
awirick@atricure.com
Marissa Bych
Gilmartin Group
Investor Relations
(415) 937-5402
marissa@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
United States Revenue:
Open ablation	$32,986	$27,299	$123,647	$105,287
Minimally invasive ablation	10,474	12,677	45,737	44,577
Pain management	17,785	12,950	61,844	49,199
Appendage management	40,331	35,834	151,588	134,481
Total United States	101,576	88,760	382,816	333,544
International Revenue:
Open ablation	9,014	8,468	34,693	31,483
Minimally invasive ablation	2,545	1,850	8,104	6,670
Pain management	1,856	799	5,624	2,013
Appendage management	9,286	6,666	34,070	25,535
Total International	22,701	17,783	82,491	65,701
Total revenue	124,277	106,543	465,307	399,245
Cost of revenue	31,658	26,728	117,783	98,875
Gross profit	92,619	79,815	347,524	300,370
Operating expenses:
Research and development expenses	34,957	20,796	96,178	73,915
Selling, general and administrative expenses	72,185	67,687	291,359	253,138
Total operating expenses	107,142	88,483	387,537	327,053
Loss from operations	(14,523)	(8,668)	(40,013)	(26,683)
Other expense, net	(779)	(748)	(3,661)	(3,164)
Loss before income tax expense	(15,302)	(9,416)	(43,674)	(29,847)
Income tax expense	266	373	1,024	591
Net loss	$(15,568)	$(9,789)	$(44,698)	$(30,438)
Basic and diluted net loss per share	$(0.33)	$(0.21)	$(0.95)	$(0.66)
Weighted average shares used in computing net loss per share:
Basic and diluted	47,125	46,447	46,965	46,309

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$122,721	$137,285
Accounts receivable, net	60,339	52,501
Inventories	75,335	67,897
Prepaid and other current assets	9,431	8,563
Total current assets	267,826	266,246
Property and equipment, net	41,659	42,435
Operating lease right-of-use assets	5,727	4,324
Goodwill and intangible assets, net	291,248	298,767
Other noncurrent assets	2,868	2,160
Total assets	$609,328	$613,932
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$70,619	$72,036
Current lease liabilities	2,805	2,533
Total current liabilities	73,424	74,569
Long-term debt	61,865	60,593
Finance and operating lease liabilities	11,860	11,368
Other noncurrent liabilities	1,210	1,234
Total liabilities	148,359	147,764
Stockholders' equity:
Common stock	49	48
Additional paid-in capital	863,710	824,170
Accumulated other comprehensive loss	(1,035)	(993)
Accumulated deficit	(401,755)	(357,057)
Total stockholders' equity	460,969	466,168
Total liabilities and stockholders' equity	$609,328	$613,932

ATRICURE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(In Thousands)
(Unaudited)
Reconciliation of Non-GAAP Adjusted Income (Adjusted EBITDA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss, as reported	$(15,568)	$(9,789)	$(44,698)	$(30,438)
Income tax expense	266	373	1,024	591
Other income, net	779	748	3,661	3,164
Depreciation and amortization expense	4,826	4,179	18,733	14,813
Share-based compensation expense	10,385	9,312	40,405	35,728
Acquired in-process research & development	12,000	—	12,000	—
Net gain from legal settlements	—	—	—	(4,412)
Non-GAAP adjusted income (adjusted EBITDA)	$12,688	$4,823	$31,125	$19,446
Reconciliation of Non-GAAP Adjusted Loss Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss, as reported	$(15,568)	$(9,789)	$(44,698)	$(30,438)
Loss on debt extinguishment	—	—	1,362	—
Acquired in-process research & development	12,000	—	12,000	—
Net gain from legal settlements	—	—	—	(4,412)
Non-GAAP adjusted net loss	$(3,568)	$(9,789)	$(31,336)	$(34,850)
Basic and diluted adjusted net loss per share	$(0.08)	$(0.21)	$(0.67)	$(0.75)
Weighted average shares used in computing adjusted net loss per share
Basic and diluted	47,125	46,447	46,965	46,309